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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to use of our report dated May 17, 2004, on the financial statements and financial highlights of the Tax-Free Investment Trust as of and for the year ended March 31, 2004 in the Post-Effective Amendment Number 37 to the Registration Statement (Form N-1A No. 2-58286).

                                               ERNST & YOUNG LLP

Houston, Texas
July 22, 2004